Exhibit 99.1


                                                        FOR IMMEDIATE RELEASE

                                                               PRESS CONTACT:
                                                                  Jane Gideon
                                                       Incendio International
                                                           Tel:  415-293-8259
                                                          jane@incendiopr.com


           ACTIVANT SOLUTIONS TO HOLD CONFERENCE CALL TO DISCUSS THIRD QUARTER RESULTS AND ITS PENDING ACQUISITION OF PROPHET 21, INC.

AUSTIN, TEXAS, AUGUST 19, 2005-- Activant Solutions Inc. will host a conference call August 25, 2005, at 1:30pm, Central Standard Time to discuss its fiscal year 2005 third quarter financial results, and its pending acquisition of Prophet 21, Inc. Interested parties may listen to the call toll free by dialing 888-790-1712, password: Activant. An archived recording will be available for two weeks starting one hour after the completion of the conference call by dialing 800-819-5743, pass code 5868.

ABOUT ACTIVANT SOLUTIONS

Activant Solutions Inc. ("Activant") is a leading technology provider of business management solutions serving small and medium-sized businesses in four primary vertical markets: hardware and home center, lumber and building materials, the automotive parts aftermarket and wholesale distribution. Founded in 1972, Activant provides customers with tailored proprietary software, professional services, content, supply chain connectivity, and analytics. Over 20,000 customer locations use Activant to manage their day-to-day operations. Activant's systems are designed to help customers increase sales, boost productivity, operate more cost-efficiently, improve inventory turns and enhance trading partner relationships. Headquartered in Austin, Texas, Activant has operations in California, Colorado, Illinois, South Carolina, Utah, Canada, Ireland and the United Kingdom. For more information, please visit www.activant.com.

                                      # # #

The statements contained in this document which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements as to industry trends, future products or services, and products or service line growth or performance. Investors are cautioned that forward-looking statements are inherently uncertain and subject to risks. Actual results may differ materially from the future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include but are not limited to unrealized market demand for our services, the ability to retain the people performing services, and those risks and uncertainties identified in Activant's most recent Annual Report on Form 10-K which has been filed with the United States Securities and Exchange Commission. Activant assumes no duty to update information contained in this document at any time.